UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                              _________________


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934

                      Date of Report: June 25, 2009


               NORTH AMERICAN GAMING AND ENTERTAINMENT COMPANY
	    ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


   	    DELAWARE                 0-5474               75-2571032
	----------------	----------------     -------------------
	(State or Other		(Commission File       (IRS Employer
	 Jurisdiction of    	Number)     	     Identification No.)
	 Incorporation)


                 FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD,
                        HI-TECH ZONE, XI'AN P. R. CHINA
	  	 --------------------------------------------
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                    710075
				  ----------
                                  (Zip Code)


                                 029-88331685
	     ----------------------------------------------------
             (Registrant's telephone number, including area code)

                                      N/A
	  ------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the  Exchange  Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                         CURRENT REPORT ON FORM 8-K/A

               NORTH AMERICAN GAMING AND ENTERTAINMENT COMPANY





ITEM 8.01 OTHER EVENTS.

        On December 3, 2008, North American Gaming and Entertainment Corp. (the "Company") filed a Definitive Form 14C regarding the reincorporation of the Company from Delaware to Nevada and setting forth information, among other things, that "Its capital structure will authorize 100 Million shares of common stock, par value $0.001 and Ten Million shares of preferred stock, par value $0.001."

        When the Articles of Incorporation were filed in Nevada on behalf of the Company, the incorporator inadvertently filed Articles setting out a different capitalization, being "250 Million shares of common stock, par value $0.001 and Fifty Million shares of preferred stock, par value $0.001." It was not the Company's intention to change the capitalization and the incorrect Articles were an administrative error.

        On or about June 17, 2009 the Company filed Articles of Correction with the Nevada Secretary of State which set forth the originally stated capitalization authorizing 100 Million shares of common stock, par value $0.001 and Ten Million shares of preferred stock, par value $0.001.


                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 25, 2009


   NORTH AMERICAN GAMING AND ENTERTAINMENT COMPANY

   By: /s/ Chen Wei Dong
   ---------------------
   Name: Chen Wei Dong
   Title: President and Chief Executive Officer